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                                                                   EXHIBIT 10.43



                      CHINA GATEWAY COMPENSATION AGREEMENT

         This China Gateway Compensation Agreement (this "Agreement"), dated as of April __, 1998, is made by and between Motorola, Inc., a Delaware corporation ("Motorola"), and Iridium Operating LLC, a Delaware limited liability company ("Iridium").

         WHEREAS, the Board of Directors of Iridium LLC ("Parent") authorized a gateway incentive program pursuant to which Parent, under certain circumstances, would issue warrants ("Gateway Incentive Warrants") to its gateway territory owners and to Motorola;

         WHEREAS, (i) Iridium China (Hong Kong), Ltd. ("IC(HK)"), the owner of the gateway territory which includes China (the "China Gateway Territory"), has agreed to waive any right to receive Gateway Incentive Warrants for the timely construction and operation of the gateway in the China Gateway Territory (the "China Warrants") and (ii) the Board of Directors of Parent at a meeting on March 13, 1998 has agreed, subject to certain conditions, to issue the China Warrants to Motorola for using its best efforts to cause such gateway to achieve commercial activation on a timely basis and for certain revenue earned by that gateway;

         WHEREAS, in an effort to facilitate the construction and implementation of a gateway in China, (i) pursuant to the Iridium Gateway Conveyance Agreement, dated as of April 10, 1998 (the "MPT Agreement"), among Motorola, Iridium and China Telecommunications Broadcast Satellite Corporation ("China Sat"), Motorola has agreed to provide to China Sat, at no cost to China Sat, certain equipment and services relating to the construction and operation of the China gateway (the "China Gateway Equipment") and (ii) Iridium has agreed to provide to China Sat, at no cost to China Sat, a Gateway Business System; and

         WHEREAS, pursuant to an Iridium China Call Option Agreement between Motorola and IC(HK), dated as of March 30, 1998, Motorola has granted to IC(HK) an option to purchase from Motorola (the "China Call Option") all China Warrants that Motorola receives;

         NOW, THEREFORE, in order to properly allocate the compensation reflected by any exercise of the China Call Option or the benefit of the China Warrants, the parties agree as follows:
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         1.      Definitions.

         China Call Option Expiration Date: The last date upon which the China Call Option shall remain available to IC(HK) under the MPT Agreement, calculated as the ninetieth (90th) calendar day following the date that Parent declares as the last date for issuance of Gateway Incentive Warrants.

         China Call Option Payment: The receipt of full payment by Motorola from IC(HK) in respect of the exercise of the China Call Option.

         Interest: Interest with respect to any amount means interest thereon, calculated at a rate equal to 10.5% on the basis of a 360 day year and the actual days elapsed compounded monthly, from the date of Motorola's shipment of equipment pursuant to the MPT Agreement, until the date of payment of such amount.

2. China Call Option. Motorola agrees not to amend the China Call Option in writing without Iridium's consent. Motorola agrees not to accept any payment in respect of the China Call Option from IC(HK) other than full payment and not to transfer any Gateway Incentive Warrants to IC(HK) except in exchange for full payment under the China Call Option made within 30 calendar days after the China Call Option Expiration Date.

3. China Call Option Payment Distribution Obligation. If IC(HK) exercises the China Call Option on or prior to the China Call Option Expiration Date and makes the China Call Option Payment within 30 calendar days after such Expiration Date, then Motorola shall, within five (5) days of receipt of the China Call Option Payment, distribute to Iridium the sum of $6 million plus Interest on the $6 million.

4. Sale and Purchase Rights. (a) If IC(HK) does not exercise the China Call Option on or prior to the China Call Option Expiration Date and make the China Call Option Payment within 30 calendar days after such Expiration Date, then:

                 (i) Motorola may, by written notice delivered to Iridium at any time within sixty (60) calendar days after the China Call Option Expiration Date, elect to sell to Iridium, and Iridium shall have the obligation to buy from Motorola, all (but not less than all) of the China Warrants; and

                 (ii) Iridium may, by written notice delivered to Motorola at any time within sixty (60) calendar days after the China Call Option Expiration Date, elect to purchase from Motorola, and Motorola shall have the obligation to sell to Iridium, all (but not less than all) of the China Warrants.





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                 (b)      The aggregate purchase price for the China Warrants
         in any purchase and sale under Section 4(a) above shall be (a) US $26,005,880 plus (b) the actual cost of shipping the China Gateway Equipment plus (c) optional gateway services provided (which shall not exceed US $1,250,000). Settlement of such purchase and sale shall be made at the offices of Iridium on the tenth (10th) business day following the first election notice sent pursuant to Section 4(a) above. Payment of such purchase price shall be made against delivery of the certificate(s) evidencing the Iridium Warrants, together with any stock powers or other instruments reasonably requested by Iridium to give effect to such purchase and sale.

5. In the event (i) IC(HK) does not exercise the China Call Option on or prior to the China Call Option Expiration Date and (ii) the China Warrants are not purchased by Iridium pursuant to Section 4(a) above on or prior to the date that is thirty (30) calendar days after the China Call Option Expiration Date, Motorola shall have the obligation to sell to Iridium, and Iridium shall have the obligation to purchase, 6/32 (18.75%) of the China Warrants for an aggregate purchase price of $1. Payment of such purchase price shall be made against delivery of the certificate(s) evidencing the Iridium Warrants, together with any stock powers or other instruments reasonably requested by Iridium to give effect to such purchase and sale. Settlement of such purchase and sale shall be made at the offices of Iridium on the tenth (10th) business day following the date that is thirty (30) calendar days after the China Call Option Expiration Date.

6. Enforceability of Agreement Contingent Upon Issuance of China Warrants. This Agreement shall terminate upon the latest of (i) the date when Parent has complied with its obligations to issue the China Warrants, (ii) the date when Iridium's obligations under this Agreement have expired or been satisfied and (iii) the date when Motorola's obligations under this Agreement have expired or been satisfied.

7. Assignment. Neither party shall have the right to assign or delegate its rights or obligations hereunder to any other person without the prior written consent of the other party.

8. Iridium Representations. Iridium hereby represents that (a) Iridium has the power and authority to perform this Agreement, (b) this Agreement is the binding obligation of Iridium, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights and general equity principles and (c) the actions of Iridium and Parent contemplated hereby have been duly authorized by Iridium and Parent, as the case may be and each of Iridium, Parent and IWCL has received all the approvals necessary for Iridium to enter into this Agreement, as applicable, and to fully carry out the transactions contemplated by this Agreement.





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9.       Motorola Representations.  Motorola hereby represents that (a)
Motorola has the power and authority to perform this Agreement and the MPT Agreement, (b) each of this Agreement and the MPT Agreement is a binding obligation of Motorola, enforceable in accordance with its terms, subject to bankruptcy, insolvency, moratorium and other laws of general applicability relating to or affecting creditors' rights and general equity principles and
(c) the actions of Motorola contemplated hereby and by the MPT Agreement have been duly authorized by Motorola and Motorola has received all approvals necessary for it to enter into this Agreement and to carry out the transactions contemplated by this Agreement.

10. Notices. All notices and other communications hereunder will be in writing. Any notice or other communication hereunder shall be deemed duly given (i) when delivered, if personally delivered, (ii) when receipt is electronically confirmed, if telecopied (with hard copy to follow via first class mail, postage prepaid) or (iii) one business day after deposit with a reputable overnight courier, in each case addressed to the intended recipient as set forth below:

                 (a)      If to Motorola:

                          Motorola, Inc.
                          Satellite Ventures Division
                          425 Martingale Drive
                          Schaumburg, Illinois 60173
                          (Telecopy No.:  (847) 435-3328)

                 (b)      If to Iridium:

                          Iridium Operating LLC
                          1575 Eye Street, N.W.
                          Washington, D.C.  20005
                          Attention:  General Counsel
                          (Telecopy No.:  (202) 408-3897)

11. Governing Law. This Agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to its principle of conflicts of laws.

12. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instruments.





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         13.     Amendment.  This Agreement cannot be amended except in a
                 writing signed by both parties.





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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first above written.

                                        MOTOROLA, INC.

                                        By:
                                           ----------------------------
                                        Name:
                                        Title:

                                        IRIDIUM OPERATING LLC

                                        By:
                                           ----------------------------
                                        Name:
                                        Title:





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